THIS NOTICE IS IMPORTANT AND REQUIRES THE IMMEDIATE ATTENTION OF NOTEHOLDERS. IF NOTEHOLDERS ARE IN ANY DOUBT AS TO THE ACTION THEY SHOULD TAKE, THEY SHOULD CONSULT THEIR OWN INDEPENDENT PROFESSIONAL ADVISERS AUTHORISED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (IF THEY ARE IN THE UNITED KINGDOM), OR FROM ANOTHER APPROPRIATELY AUTHORISED INDEPENDENT FINANCIAL ADVISER (IF THEY ARE NOT).

THIS CONSENT SOLICITATION IS MADE FOR THE SECURITIES OF A NON-U.S. COMPANY. THE CONSENT SOLICITATION IS SUBJECT TO DISCLOSURE REQUIREMENTS IN PORTUGAL AND THE UNITED KINGDOM THAT ARE DIFFERENT FROM THOSE OF THE UNITED STATES OF AMERICA. FINANCIAL STATEMENTS INCLUDED OR INCORPORATED BY REFERENCE IN THE CONSENT SOLICITATION MEMORANDUM HAVE BEEN PREPARED IN ACCORDANCE WITH INTERNATIONAL FINANCIAL REPORTING STANDARDS OR OTHER NON-U.S. ACCOUNTING STANDARDS THAT MAY NOT BE COMPARABLE TO THE FINANCIAL STATEMENTS OF UNITED STATES COMPANIES.

IT MAY BE DIFFICULT FOR YOU TO ENFORCE YOUR RIGHTS AND ANY CLAIM YOU MAY HAVE ARISING UNDER THE U.S. FEDERAL SECURITIES LAWS, SINCE PT AND PTIF ARE LOCATED IN A FOREIGN COUNTRY, AND SOME OR ALL OF THEIR OFFICERS AND DIRECTORS ARE RESIDENTS OF FOREIGN COUNTRIES. YOU MAY NOT BE ABLE TO SUE A FOREIGN COMPANY OR ITS OFFICERS AND DIRECTORS IN A FOREIGN COURT FOR VIOLATIONS OF U.S. SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A FOREIGN COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A U.S. COURT’S JUDGMENT.

Portugal Telecom International Finance B.V.
(the “Issuer”)

NOTICE OF A MEETING

of the holders (the “Noteholders”) of those of the
€750,000,000 4.125 per cent. Exchangeable Bonds due 2014 (ISIN XS0309600848)

of the Issuer presently outstanding

(the “Notes”)

NOTICE IS HEREBY GIVEN that a Meeting of the Noteholders convened by the Issuer will be held at the offices of Clifford Chance LLP, 10 Upper Bank Street, London E14 5JJ, United Kingdom at 10:00 a.m. (London time) on 3 March 2014, for the purpose of considering and, if thought fit, passing the following resolution which will be proposed at the Meeting as an Extraordinary Resolution in accordance with the provisions of the trust deed dated 28 August 2007 as amended or supplemented from time to time (the “Trust Deed”) made between the Issuer, Portugal Telecom, SGPS, S.A, PT Comunicações, S.A. and Citicorp Trustee Company Limited as trustee for the Noteholders and constituting the Notes. Unless the context otherwise requires, capitalised terms used but not defined in this Notice shall have the meaning given in the Trust Deed, the terms and conditions of the Notes (the “Conditions”) or the Consent Solicitation Memorandum (as defined below), as applicable.

The Extraordinary Resolution set out below is not conditional upon the passing of any other extraordinary resolution by the holders of any other securities of the Issuer.

EXTRAORDINARY RESOLUTION IN RESPECT OF THE EXCHANGEABLE BONDS

“THAT this Meeting of the holders (the “Noteholders”) of those of the €750,000,000 4.125 per cent. Exchangeable Bonds due 2014 of Portugal Telecom International Finance B.V. presently outstanding (the “Notes” and the “Issuer” respectively) constituted by the Trust Deed dated 28 August 2007 as amended or supplemented from time to time (the “Trust Deed”) made between the Issuer, Portugal Telecom, SGPS, S.A (“PT”), PT Comunicações, S.A. and Citicorp Trustee Company Limited (the “Trustee”) as trustee for the holders of the Notes hereby:

(a)          approves and assents to the modification of the terms and conditions of the Notes (as set out in the Trust Deed) by (i) the release and discharge of PT as keep well provider from all of its obligations  in respect of the Notes and the release and discharge of PTC as keep well provider from all of its obligations in respect of the Notes; (ii) the addition of an unconditional and irrevocable  guarantee from Oi S.A., which is set out in the Supplemental Trust Deed (as defined below); (iii) the waiver of any and all of the Events of Default and Potential Events of Default (as such terms are defined in the Trust Deed) that may be triggered by the Capital Increase and/or the Business Combination described in the Consent Solicitation Memorandum (as defined below) or any transaction executed as part of, or pursuant to, the Capital Increase and/or the Business Combination; and (iv) the amendment of the Exchange Right (as defined in the Conditions) in order to provide that any holder exercising its Exchange Right will receive (a) from (and including) the date of the completion of the Capital Increase up to (but excluding) the date of the completion of the Business Combination, a cash amount referable to ordinary shares of PT, and (b) from (and including) the date of completion of the Business Combination, a cash amount referable to ordinary shares of TmarPart (each calculated in accordance with the modified Conditions) in place of receiving ordinary shares of PT; (v) the making of certain amendments consequential to, and in addition to, the modifications referred to in (i) to (iv) above (such modification, release, discharge, addition, amendments and waiver, together the “Proposals”), as set out in the supplemental trust deed supplementing the Trust Deed (the “Supplemental Trust Deed”) and the supplemental agency agreement supplementing the agency agreement dated 28 August 2007 as supplemented or amended from time to time (the “Supplemental Agency Agreement”) in or substantially in the form of the drafts made available for inspection at the specified offices of the Tabulation Agent on and from 7 February 2014); and (vi) the implementation of the Proposals on, and subject to, the conditions set out in the consent solicitation memorandum dated 7 February 2014 from the Issuer addressed to the Noteholders (the “Consent Solicitation Memorandum”);

(b)          agrees that the waiver referred to in paragraph (a)(iii) above shall be effective from the date of the approval of this Extraordinary Resolution, provided that the Supplemental Trust Deed is executed prior to the completion of the Capital Increase. If the Supplemental Trust Deed is not executed prior to the completion of the Capital Increase, such waiver will be rescinded and will be deemed never to have been given;

(c)          authorises, directs, requests and empowers the Trustee (i) to concur in and to execute the Supplemental Trust Deed and the Supplemental Agency Agreement and (ii) to concur in, and to execute and do, all such other deeds, instruments, acts and things as may be necessary or appropriate to carry out and give effect to this Extraordinary Resolution and the implementation of the Proposals;

(d)          discharges and exonerates the Trustee from all liability for which it may have become or may become responsible under the Trust Deed or the Notes in respect of any act or omission in connection with the implementation of the Proposals or this Extraordinary Resolution;

(e)          sanctions and assents to every abrogation, amendment, modification, compromise or arrangement in respect of the rights of the Noteholders against the Issuer or any other person whether such rights shall arise under the Trust Deed or otherwise involved in or resulting from or to be effected by, the Proposals and their implementation;

(f)           acknowledges that the Issuer may choose not to implement the Proposals and not to execute the Supplemental Trust Deed or the Supplemental Agency Agreement notwithstanding the fact that this Extraordinary Resolution is passed; and

(g)          acknowledges that capitalised terms used but not otherwise defined in this Extraordinary Resolution have the meanings given to them in the Consent Solicitation Memorandum.”

Full details of the background to, and the reasons for, the Proposals and the Extraordinary Resolution are contained in the Consent Solicitation Memorandum, copies of which are available upon request from the Tabulation Agent.

The attention of Noteholders is particularly drawn to the quorum required for the Meeting and for an adjourned Meeting which is set out in paragraph 7 of “Voting and Quorum” below.

Copies of the Trust Deed (including the Conditions) and the draft Supplemental Trust Deed and Supplemental Agency Agreement referred to in the Extraordinary Resolution set out above and of certain other relevant documents will be available for inspection at the specified offices of the Tabulation Agent set out below.

In accordance with normal practice, the Trustee expresses no opinion as to the merits of the Consent Solicitation or the Proposals (which it was not involved in negotiating). It has, however, authorised it to be stated that, on the basis of the information set out in the Consent Solicitation Memorandum (which it recommends Noteholders to read carefully) and in this Notice, it has no objection to the Extraordinary Resolution referred to above being submitted to the Noteholders for their consideration.  The Trustee has, however, not been involved in formulating the Consent Solicitation, the Extraordinary Resolution or the Proposals and makes no representation that all relevant information has been disclosed to Noteholders in the Consent Solicitation Memorandum and this Notice.  Accordingly, the Trustee urges Noteholders who are in any doubt as to the impact of the implementation of the Extraordinary Resolution or the Proposals to seek their own independent financial advice.

The terms and conditions of the Consent Solicitation Memorandum are without prejudice to the right of a Noteholder to attend and vote at the Meeting as set out in this Notice and in the Trust Deed.

IMPLEMENTATION

If the Extraordinary Resolution is passed, the waivers of Events of Default and Potential Events of Default referred to in limb (iii) of paragraph (a) above will be effective immediately, provided that the Supplemental Trust Deed is executed prior to the completion of the Capital Increase. If the Supplemental Trust Deed is not executed prior to the completion of the Capital Increase, such waivers will be rescinded and will be deemed never to have been given.

The other Proposals in relation to the Notes will be implemented by the Supplemental Trust Deed. The guarantee of the Notes by Oi is set out in the Supplemental Trust Deed. The execution of the Supplemental Trust Deed will take place after the Extraordinary Resolution has been passed, although the terms of the Supplemental Trust Deed remain conditional on, and will not take effect unless and until, the completion of the Capital Increase.

CONSENT INSTRUCTION, EARLY CONSENT FEE AND LATE CONSENT FEE

Subject to the terms and conditions specified in the Consent Solicitation Memorandum including the Payment Conditions being satisfied, Noteholders who have voted in favour of the Extraordinary Resolution by delivering or procuring the delivery of a Consent Instruction (which is not validly revoked) will be eligible to receive either the Early Consent Fee or the Late Consent Fee as follows:

(i)            if such Consent Instruction is received by the Tabulation Agent by the Early Voting Deadline, the relevant Noteholder will be eligible to receive the Early Consent Fee of 0.40 per cent. of the aggregate principal amount of Notes which are the subject of such Consent Instruction; or

(ii)           if such Consent Instruction is received by the Tabulation Agent after the Early Voting Deadline but prior to the Expiration Deadline, the relevant Noteholder will be eligible to receive the Late Consent Fee of 0.15 per cent. of the aggregate principal amount of Notes which are the subject of such Consent Instruction.

The Early Consent Fee of 0.40 per cent. of the aggregate principal amount of Notes which are the subject of a Consent Instruction in favour of the Extraordinary Resolution (which is not validly revoked) will be paid in two instalments, on the First Payment Date and the Final Payment Date, respectively, if the relevant Payment Conditions are satisfied, as follows:

(h)           0.15 per cent. of the aggregate principal amount of Notes which are the subject of a Consent Instruction in favour of the Extraordinary Resolution will be payable on the First Payment Date, if the First Payment Condition is satisfied; and

(i)            0.25 per cent. of the aggregate principal amount of Notes which are the subject of a Consent Instruction in favour of the Extraordinary Resolution will be payable on the Final Payment Date, if the Final Payment Conditions are satisfied.

The Late Consent Fee of 0.15 per cent. of the aggregate principal amount of Notes which are the subject of a Consent Instruction in favour of the Extraordinary Resolution (which is not validly revoked) will be payable in one instalment on the Final Payment Date, if the Final Payment Conditions are satisfied.

VOTING AND QUORUM

1.            The provisions governing the convening and holding of the Meeting are set out in Schedule 3 to the Trust Deed, a copy of which is available for inspection by the Noteholders during normal business hours at the respective specified offices of the Tabulation Agent set out below.

2.            All of the Notes are represented by a global note held by a common depositary for Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and/or Euroclear Bank S.A./N.V. (“Euroclear”). For the purposes of the Meeting, a “Noteholder” shall mean each person who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular principal amount outstanding of the Notes.

3.            A Noteholder wishing to attend the Meeting in person must produce at the Meeting a valid form of proxy issued by a Paying Agent relating to the Note in respect of which he wishes to vote.

4.            A Noteholder not wishing to attend and vote at the Meeting in person may either deliver his valid form of proxy to the person whom he wishes to attend on his behalf or give a voting instruction by submitting a Consent Instruction through Clearstream, Luxembourg and/or Euroclear to the Tabulation Agent (contact details set out below) instructing the Principal Paying Agent to appoint a proxy to attend and vote at the Meeting in accordance with its instructions.

5.            A Noteholder may appoint a proxy by executing and delivering a form of proxy in English to the specified office of the Principal Paying Agent or the other Paying Agents not later than 24 hours before the time fixed for the Meeting or, in the case of corporations, may appoint representatives by resolution in English of their Directors or governing bodies and by delivering an executed copy of such resolution to the Principal Paying Agent not later than 24 hours before the time fixed for the Meeting.

6.            Only Direct Participants may submit a Consent Instruction. If you are not a Direct Participant, you must arrange for the Direct Participant through which you hold the relevant Notes to submit a Consent Instruction on your behalf to the Tabulation Agent through the relevant Clearing System.

7.            A Noteholder must request the relevant clearing system to block the Notes in his own account and to hold the same to the order or under the control of a Paying Agent not later than 24 hours before the time appointed for holding the Meeting in order to obtain forms of proxy and not later than 48 hours before the time appointed for holding the Meeting to give Consent Instructions in respect of the Meeting. Notes so blocked will not be released until the earlier of:

(i)            in respect of form(s) of proxy:

(A)         the conclusion of the Meeting (or, if applicable, any adjournment of the Meeting); and

(B)         the surrender of the form(s) of proxy (as applicable) to the Paying Agent who issued the same and the notification by such Paying Agent to the relevant clearing system of such surrender or the compliance in such other manner with the rules of the relevant clearing system; and

(ii)           in respect of Consent Instructions:

(A)         the date on which the Consent Solicitation is terminated by the Issuer (provided that such termination is more than 48 hours before the time set for the Meeting);

(B)         the date on which the relevant Consent Instruction is validly revoked in accordance with the terms of the Consent Solicitation Memorandum; and

(C)         the conclusion of the Meeting (or, if applicable, any adjournment of the Meeting).

For the above purposes, instructions given by a Direct Participant to the Tabulation Agent through Euroclear or Clearstream, Luxembourg will be deemed to be instructions to the Principal Paying Agent.

8.            The quorum required at the Meeting is one or more Noteholders or agents present in person and representing three-quarters in principal amount of the Notes for the time being outstanding. In the event that such quorum is not obtained at the Meeting, the Meeting will be adjourned for not less than 13 days nor more than 42 days, and to such place as the chairman may decide. At any adjourned Meeting one or more Noteholders or agents present in person and representing one-half of the principal amount outstanding of the Notes shall form a quorum.

9.            Forms of proxy and Consent Instructions given in respect of the Meeting (unless surrendered or, as the case may be, revoked not less than 48 hours prior to any adjourned Meeting) shall remain valid for such adjourned Meeting.

10.         Every question submitted to the Meeting will be decided on a show of hands unless a poll is duly demanded by the chairman of the meeting, the Issuer, the Trustee or one or more persons representing 2 per cent. of the principal amount of the Notes outstanding. On a show of hands every person who is present in person and who produces a Note of which he is the registered holder or is a proxy or representative has one vote. On a poll every such person has one vote for each €10,000 principal amount of Notes so produced and represented by the voting certificate so produced or for which he is a proxy or representative.

11.         To be passed, the Extraordinary Resolution requires a majority in favour consisting of not less than three-fourths of the persons voting at the Meeting upon a show of hands or, if a poll is duly demanded, by a majority consisting of not less than three-fourths of the votes cast on such poll.  If passed, the Extraordinary Resolution will be binding upon all the Noteholders, whether or not present at such Meeting and whether or not voting.

12.         Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 17 by the Issuer within 14 days of such result being known PROVIDED THAT the non-publication of such notice shall not invalidate such result.

This Notice is given by Portugal Telecom International Finance B.V.

Noteholders should contact the following for further information:

SOLICITATION AGENTS

Barclays Bank PLC
5 The North Colonnade
Canary Wharf
London E14 4BB
United Kingdom

Email:	eu.lm@barclays.com
Telephone:	+44 (0)20 3134 8515
Attention:	Liability Management Group

BofA Merrill Lynch
Merrill Lynch International
2 King Edward Street
London EC1A 1HQ
United Kingdom

Email:	john.m.cavanagh@baml.com
Telephone:	+44 (0)20 7995 3715
Attention:	John Cavanagh

Email:	karl.bystedtwikblom@baml.com
Telephone:	+44 (0)20 7996 0867
Attention:	Karl Bystedt Wikblom

TABULATION AGENT

Lucid Issuer Services Limited
Leroy House
436 Essex Road
London N1 3QP
United Kingdom

Email:	pt@lucid-is.com
Telephone:	+44 (0)20 7704 0880
Attention:	Yves Theis / Thomas Choquet

PRINCIPAL PAYING AGENT

Citibank, N.A.
13th Floor Citigroup Centre
Canada Square
London E14 5LB
United Kingdom

Email:	ppapayments@citi.com
Telephone:	+3531622 2210
Attention:	Principal Paying Agent

The Solicitation Agents, the Paying Agents and the Tabulation Agent are agents of the Issuer and owe no duty to any holder of the Notes.

Dated: 7 February 2014